                                                                     EXHIBIT 23


                           CONSENT OF INDEPENDENT AUDITORS




    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22333) pertaining to the 1991 Amended and Restated Stock Option Plan and the Long Term Executive Incentive Plan of our report dated February 21, 1997, except for Note 4, as to which the date is March 26, 1997, with respect to the consolidated financial statements and schedule of Alliance Imaging, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                            /s/ ERNST & YOUNG LLP


Orange County, California
March 28, 1997



                                          37